Exhibit 10.1

SECURITIES EXCHANGE AND SETTLEMENT AGREEMENT

This Securities Exchange and Settlement Agreement, dated as of April 16, 2020 (this “Agreement”), is by and between Migom Global Corp., a Nevada corporation, (“Issuer”), and Heritage Equity Fund LP (“Investor”) (Issuer and Investor may hereinafter be referred to individually as a “Party” or jointly as the “Parties”).

WHEREAS, Issuer issued 8% Convertible Debentures to Investor, dated October 9, 2019, October 9, 2019, and April 14, 2020, all due July 1, 2020, with an aggregate principle and interest of $80,242.81 (collectively the “Debt Securities Instruments”), copies of each are annexed hereto as Exhibit A and made a part hereof;

WHEREAS, notwithstanding that, in accordance with its stated terms, the Debt Securities Instruments have certain terms of convertibility into shares of the common stock, $.001 par value per share, of Issuer (the “Issuer Common Stock”), and without regard to such terms of “conversion” in the Debt Securities Instruments, Investor desires to exchange the Debt Securities Instruments for 650,000 shares of the Issuer’s Series A preferred stock, $.001 par value per share (the “Issuer Preferred Stock”); and

WHEREAS, subject to certain conditions, and pursuant to Section 3(a)(9) of the Securities Act, the exchange of the Debt Securities Instruments for shares of the Issuer Preferred Stock (“3(a)(9) Exchange”) while beneficially held by Investor is/are eligible to be effected without registration as more specifically and fully provided herein;

NOW, THEREFORE, the Parties hereby acknowledge, represent, warrant, covenant and agree, in each case as applicable, as follows for the benefit of each other as well as the benefit of the securities legal counsel and securities transfer agent professionals involved in the 3(a)(9) Exchange hereunder (the “Transactions”):

1. Recitals. The foregoing recitals are hereby incorporated by reference into this Agreement and made a part hereof.

2. Definitions. For purposes of this Agreement, the following terms, when appearing in their capitalized forms as follows, shall have the corresponding assigned meanings:

“3(a)(9) Exchange” – shall have the meaning specified in the fifth paragraph of the recitals to this Agreement.

“Affiliate” – with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Agreement” – shall have the meaning specified in the preamble above.

“Authorization” – any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” – with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

“Current Public Information” – in an appropriate format the information concerning a given issuer specified in paragraphs (a)(5)(i) to (xiv) inclusive, and paragraph (a)(5)(xvi), of Rule 15c2-11 of the Rules and Regulations promulgated under the Exchange Act.

“Debt Securities Instruments” – shall have the meaning specified in the first paragraph of the recitals to this Agreement.

“DTC” – The Depository Trust Company, a subsidiary of DTCC.

“DTCC” – The Depository Trust & Clearing Corporation.

“DTC Eligibility” / “DTC Eligible” – in respect of a given security, its eligibility to be traded electronically in book-entry form through DTC.

“DWAC” – DTC’s Deposit Withdrawal Agent Commission system.

“Exchange Act” – the Securities and Exchange Act of 1934, as amended.

“FINRA” – shall mean the Financial Industry Regulatory Authority.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Gypsy Swap” – any series of transactions in which, by arrangement or otherwise, the resale of an outstanding unrestricted security by the then holder thereof results, directly or indirectly, and no matter the sequence of such transactions, in a capital infusion into the issuing company.

“Investor” – shall have the meaning specified in the preamble to this Agreement.

“Investor Holding Period” – shall have the meaning specified in Section 2.1 of this Agreement.

“Issuer” – shall have the meaning specified in the preamble to this Agreement.

“Knowledge” – of a given Person, and with respect to any fact or matter, the actual knowledge of the directors and executive officers of such Person and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

“Material Adverse Effect” – with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, or (b) impairs the ability of such Person to perform its obligations under this Agreement.

Order” – any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“OTC” – over-the-counter.

“OTCPink” – the base level OTCMarkets tier for SEC Reporting Companies.

“Parties” – shall have the meaning specified in the preamble to this Agreement.

“Person” – an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Proceeding” or “Proceedings” – any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any Governmental Authority or any other Person.

“Rule 144” – Rule 144 promulgated under the Securities Act.

“Rule 405” – Rule 405 of Regulation S-T.

“SEC” – shall mean the U.S. Securities and Exchange Commission.

“SEC Reporting Company” – any company with a class of common stock registered under Section 12 of the Exchange Act and that, as of the date hereof is, and for at least the ninety (90) day period immediately preceding the date hereof has been, subject to the periodic and other reporting requirements of either Section 13 or 15(d) of the Exchange Act.

“Securities Act” – the Securities Act of 1933, as amended.

“Shell Company” – a company having no or nominal operations and either (a) no or nominal assets, (b) assets consisting solely of cash and cash equivalents, or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.

“Transaction” – shall have the meaning specified in the fourth paragraph of the recitals this Agreement.

2. The 3(a)(9) Exchange(s).

2.1 Generally. Subject to the terms, conditions and limitations of this Agreement, for so long as any amounts payable under the Debt Securities Instruments remain (i) unexchanged or (ii) unpaid and outstanding (such period being deemed the “Investor Holding Period”), the Investor shall have a continuing right in its sole and exclusive discretion, through the delivery by Investor to Issuer of the Debt Securities Instruments for the Issuer Preferred Stock, but only insofar as not in conflict at any given time with any superseding provisions of this Agreement.

2.2 Certain Acknowledgments and Covenants. Each of Issuer and Investor hereby acknowledge that they are aware and understand that, in order to be eligible for exemption from registration under the Securities Act, any 3(a)(9) Exchange(s) hereunder may not involve (i) any additional consideration beyond the Debt Securities being surrendered/exchanged by the Investor, or (ii) any payment by the Issuer of any commission or other remuneration either directly or indirectly for the solicitation of such exchange(s), and (b) covenant that any 3(a)(9) Exchange(s) hereunder shall not involve (i) any additional consideration beyond the Debt Securities being surrendered/exchanged by the Investor, or (ii) any payment by the Issuer of any commission or other remuneration either directly or indirectly for the solicitation of such exchange(s).

3.Representations and Warranties of Issuer. Issuer hereby represents and warrants to Investor, which representations and warranties, excepting (c) below, shall be deemed to be repeated by Issuer on each day on which any amounts payable under the Debt Securities, including interest, remain (i) unexchanged for shares of Issuer Preferred Stock hereunder, or (ii) unpaid and outstanding, that:

(a) it is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada;

(b) it has taken all requisite corporate and other action to authorize, and it has full corporate power and authority without any required further action, to (i) carry on its present business as currently conducted, (ii) own its properties and assets, (iii) execute, deliver, and perform all of its obligations under this Agreement, (iv) have borrowed and to repay with interest the indebtedness evidenced by the Debt Securities, and (v) issue and deliver to Investor or its designee any and all Exchange Shares potentially deliverable pursuant to this Agreement;

(c) its capitalization as of the date of this Agreement includes (i) 75,000,000 shares of Issuer Common Stock authorized, of which 7,315,000 shares are issued and outstanding, and (ii) 650,000 shares of Issuer Preferred Stock, par value $.001 per share authorized of Series A of which 0 are issued and outstanding;

(d) the Debt Securities Instruments constitute a legal, valid and binding, and past due obligation of Issuer, enforceable against Issuer in accordance with the terms thereof, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law), there is no dispute relating to the validity of such obligation, and any defenses to its validity have been waived in their entirety;

(e) the execution, delivery and performance of this Agreement, the payment of all amounts due under the Debt Securities Instruments by Issuer, and the consummation of the Transactions, do not and will not (i) violate any provision of its articles of incorporation or bylaws, (ii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which Issuer is a party or by which it or any of its properties or assets are bound, (iii) conflict with any Law, statute, rule or regulation or any Order, judgment or ruling of any court or other agency of government to which it is subject or any of its properties or assets may be bound or affected, in each case except where such conflict would not have a Material Adverse Effect on Issuer, or (iv) result in the creation or imposition of any Lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of Issuer;

(f) it is currently an OTCPink Company.

(g) Intentionally Omitted;

(h) the Issuer Common Stock currently trades publicly on the OTCPink under the symbol “MGOM” and is not currently subject to any trading halts, suspensions, delistings or similar actions imposed by the SEC, FINRA, or any other regulatory or similar authorities and no members of its management or board of directors is aware or has any reason to be aware of any such threatened halts, suspensions, delistings or similar actions;

(i) the Issuer Common Stock is currently DTC Eligible, Transfer Agent is participating in the DTC FAST Program, and no DTC “chill” has been imposed upon the Issuer Common Stock;

(j) its management understands what a Gypsy Swap is and that such arrangements are deemed to constitute unlawful schemes to evade the registration requirements of the Securities Act, and has no knowledge of any such arrangements in connection with the Transactions;

(k) there are no legal actions, suits, arbitration proceedings, investigations or other Proceedings pending or, to the reasonable knowledge of Issuer’s officers or directors, threatened against Issuer which, if resolved unfavorably would have a Material Adverse Effect on the financial condition of Issuer or the validity or enforceability of, or Issuer’s ability to perform its obligations under, the Debt Securities and/or this Agreement; and

(l) all governmental and other consents, authorizations, approvals, licenses and orders that were required to have been obtained by Issuer with respect to the Debt Securities and/or its issuance were duly obtained and remain in full force and effect and all conditions of any such consents, Authorizations, approvals, licenses and orders have been complied with.

4. Covenants of Issuer. In addition to the other obligations hereunder and under the Debt Securities, and for so long as any amounts payable under the Debt Securities Instruments, including interest, remain (i) unexchanged for shares of Issuer Preferred Stock hereunder, or (ii) unpaid and outstanding, Issuer hereby covenants to the Investor as follows:

(a) upon issuance, any Exchange Shares shall be duly authorized, fully paid and nonassessable;

(b) it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to Investor without also disseminating such information to the public in accordance with applicable Law, unless prior to disclosure of such information Issuer identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review;

(c) it shall timely file all reports required by it to be filed, in each case in full compliance with the content requirements thereof, and shall meet all other of its obligations under the Exchange Act;

(d) it shall take any and all steps as may be necessary to insure that the Issuer Common Stock continues to trade publicly and does not become the subject of any trading halts, suspensions, delistings or similar actions imposed by the SEC, FINRA, or any other regulatory or similar authorities;

(e) it shall take any and all steps as may be necessary to insure that the Issuer Common Stock continues to be DTC Eligible, that Transfer Agent continue to participate in the DTC FAST Program, and that no DTC “chill” is imposed upon the Issuer Common Stock;

(f) it shall take any and all steps as may be necessary to cease being or otherwise being deemed by the SEC a Shell Company;

(g) if the Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange during the Investor Holding Period, it shall not issue any shares of Issuer Common Stock pursuant to this Agreement to the extent that after giving effect thereto, the aggregate number of all shares of Issuer Common Stock that would be issued pursuant to this Agreement, together with all shares of Issuer Common Stock issued pursuant to any transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Issuer Common Stock may be listed or quoted, would exceed such Principal Market’s limitations, unless and until Issuer elects to solicit stockholder approval of the transactions contemplated by this Agreement and the stockholders of Issuer have in fact so approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of The Nasdaq Stock Market, any other Principal Market on which the Issuer Common Stock may be listed or quoted, and the Issuer’s articles of incorporation and bylaws;

(h) it shall not knowingly be a participant in any Gypsy Swap in connection with the Transactions or otherwise;

5. Notices. Except as otherwise expressly set forth herein, any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, or when sent by email to either Issuer at its address below, or to Investor at its address below, or such other address as either Party shall have notified the other in writing as provided herein from and after the date hereof.

If to Issuer:

Migom Global Corp.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Attn: Georgi Parrik

If to Investor:

Heritage Equity Fund LP

2 Clifton Pl.

Irvington, NY 10533

Attn: Tatjana Gutschmidt El Chbeir

6. Governing Law. This Agreement and the Exhibits hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Nevada, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

7. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8. Counterparts. This Agreement may be executed and delivered (including by facsimile or email .pdf file format attachment transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9. Integration; Modification. This Agreement, including the Exhibits hereto, constitutes the entirety of the rights and obligations of each of the Investor and Issuer with respect to the subject matter hereof. No provision of this Agreement may be modified except by an instrument in writing signed by the Party against whom the enforcement of any such modification is or may be sought.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

Migom Global Corp.

By:	/s/ Georgi Parrik
Name:	Georgi Parrik
Title:	President

Heritage Equity Fund LP

By:	/s/ Tatjana Gutschmidt El Chbeir
Name:	Tatjana Gutschmidt El Chbeir
Title:	General Partner